CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee
2.000% Senior Notes due 2031	$450,000,000	$49,095(1)

(1)
The filing fee, calculated in accordance with Rule 457(r), has been transmitted to the SEC in connection with the securities offered from Registration Statement File No. 333-236886 by means of this prospectus supplement.

 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-236886
Prospectus Supplement
(To Prospectus dated March 4, 2020)
$450,000,000
CUBESMART, L.P.
2.000% Senior Notes due 2031
Fully and Unconditionally Guaranteed by CubeSmart

CubeSmart, L.P. is offering $450,000,000 of its 2.000% senior notes due 2031.
The notes will bear interest at a rate of 2.000% per year. Interest on the notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The notes will mature on February 15, 2031.
We may redeem some or all of the notes at any time and from time to time prior to maturity at the applicable redemption price discussed in this prospectus supplement under the heading “Description of the Notes and the Guarantee—Optional Redemption.”
The notes will be unsecured and will rank equally in right of payment with all of the other unsecured, unsubordinated indebtedness of CubeSmart, L.P. from time to time outstanding. CubeSmart, the sole general partner and a limited partner of CubeSmart, L.P., will guarantee payment of the principal and interest on the notes. The guarantee of the notes will be an unsecured and unsubordinated obligation of CubeSmart. CubeSmart has no material assets other than its investment in CubeSmart, L.P.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system.

Investing in the notes involves risks. See “Forward-Looking Statements” in this prospectus supplement, “Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 and subsequent filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement and in the accompanying prospectus.

	Per Note	Total
Public offering price(1)	99.074%	$445,833,000
Underwriting discount	.650%	$2,925,000
Proceeds, before expenses, to CubeSmart, L.P.(1)	98.424%	$442,908,000

(1)
Plus accrued interest, if any, from October 6, 2020 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect that delivery of the notes will be made to investors through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank, SA/NV, as operator for the Euroclear System, against payment in New York, New York on or about October 6, 2020.

Joint Book-Running Managers
Wells Fargo Securities	Barclays	Jefferies
Senior Co-Managers
BofA Securities	Regions Securities LLC	US Bancorp
Co-Managers
BMO Capital Markets	Stifel	Truist Securities, Inc.
Prospectus Supplement dated September 29, 2020

Prospectus Supplement
Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the Securities and Exchange Commission, or SEC, in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, updates, or changes information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated March 4, 2020, gives more general information about the notes and other securities we may offer from time to time, some of which may not apply to this offering.
You should carefully read this prospectus supplement, the accompanying prospectus and the additional information incorporated by reference herein and therein before investing in the notes offered hereby. See “Incorporation of Certain Information By Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. This prospectus supplement may add to, update or change the information contained in the accompanying prospectus and the information incorporated by reference herein and therein. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference that we filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC after the date of this prospectus supplement that adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC shall be deemed to modify and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing.
As used in this prospectus supplement, unless the context otherwise requires, references to “CubeSmart” refer to CubeSmart, a Maryland real estate investment trust; references to the “Operating Partnership” refer to CubeSmart, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to CubeSmart and its consolidated subsidiaries (including the Operating Partnership).
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference into this prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents and information incorporated by reference into this prospectus supplement or the accompanying prospectus, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement, the dates of the documents incorporated by reference herein or as of the dates otherwise indicated in such forward-looking statements, as applicable. All of our forward-looking statements, including those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in, contemplated by or incorporated by reference in this prospectus supplement or the accompanying prospectus. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in this prospectus supplement and the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 and subsequent filings with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying prospectus. These risks include, but are not limited to, the following:
•
adverse changes in the national and local economic, business, real estate and other market conditions;

•
the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;

•
the failure to execute our business plan;

•
adverse impacts from the COVID-19 pandemic and other pandemics, including the impact on our ability to operate our self-storage properties, the demand for self-storage, rental rates and fees and rent collection levels;

•
reduced availability and increased costs of external sources of capital;

•
financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future indebtedness;

•
increases in interest rates and operating costs;

•
counterparty non-performance related to the use of derivative financial instruments;

•
risks related to our ability to maintain CubeSmart’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes;

•
the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;

•
increases in taxes, fees and assessments from state and local jurisdictions;

•
the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•
reductions in asset valuations and related impairment charges;

•
cyber security breaches or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships;

•
changes in real estate, zoning use and occupancy laws or regulations;

•
risks related to or a consequence of natural disasters or acts of violence, pandemics, active shooters, terrorism or war that affect the markets in which we operate;

•
potential environmental and other liabilities;

•
governmental, administrative and executive orders, which could adversely impact our business operations and customer and employee relationships;

•
uninsured or uninsurable losses and the ability to obtain insurance coverage against risks and losses;

•
our ability to attract and retain talent in the current labor market;

•
other factors affecting the real estate industry generally or the self-storage industry in particular; and

•
other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 and subsequent filings with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Given these uncertainties and risks, prospective investors are cautioned not to place undue reliance on forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise except as may be required by securities laws. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements.

SUMMARY
The information below is only a summary of more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that is important to you or that you should consider before you invest in the notes. The other information is important, so please carefully read this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein before you invest in the notes.
OVERVIEW
CubeSmart is a self-administered and self-managed REIT focused, through the Operating Partnership, primarily on the ownership, management, operation, acquisition and development of self-storage properties in the United States.
Stores
As of June 30, 2020, we owned 527 self-storage properties located in 24 states and in the District of Columbia containing an aggregate of approximately 37.0 million rentable square feet. In addition, as of June 30, 2020, we managed 719 stores for third parties (including 105 stores containing an aggregate of approximately 7.5 million rentable square feet as part of five separate unconsolidated real estate ventures) bringing the total number of stores which we owned and/or managed to 1,246.
As of June 30, 2020, we owned stores in the District of Columbia and the following 24 states: Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Maryland, Massachusetts, Minnesota, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah and Virginia. As of June 30, 2020, we managed stores for third parties in the District of Columbia and the following 38 states: Alabama, Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington and Wisconsin.
Our self-storage properties are located in major metropolitan and suburban areas and have numerous customers per store. No single customer represents a significant concentration of our revenues.
Corporate
CubeSmart was formed in July 2004 as a Maryland REIT. CubeSmart owns its assets and conducts its business through the Operating Partnership and its subsidiaries. CubeSmart controls the Operating Partnership as its sole general partner and one of its limited partners, as of June 30, 2020, CubeSmart owned an approximately 99.0% interest in the Operating Partnership. The Operating Partnership has been engaged in virtually all aspects of the self-storage business, including the development, acquisition, management, ownership and operation of self-storage properties.
Our executive offices are located at 5 Old Lancaster Road, Malvern, Pennsylvania 19355 and our telephone number is (610) 535-5000.
We maintain a website at www.cubesmart.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information at, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The sections entitled “Description of the Notes and the Guarantee” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus contain a more detailed description of the terms and conditions of the notes and the indenture governing the notes.
Issuer
CubeSmart, L.P.
Guarantor
CubeSmart.
Securities Offered
$450,000,000 principal amount of 2.000% Senior Notes due 2031.
Maturity Date
The notes will mature on February 15, 2031.
Interest
The notes will bear interest at a rate of 2.000% per annum. Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. Interest will accrue from, and including, October 6, 2020.
Optional Redemption
We may redeem the notes, in whole or in part, at any time prior to maturity. If the notes are redeemed before November 15, 2030 (the “Par Call Date”), the redemption price will equal the greater of: (i) 100% of the principal amount of the notes then outstanding to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal of, and interest on, the notes to be redeemed (not including any accrued and unpaid interest), assuming that such notes matured on the Par Call Date, discounted to the redemption date on a semi-annual basis at the applicable Treasury Rate (defined below) plus 25 basis points (the “Make-Whole Redemption Price”); plus accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date. If the notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the notes then outstanding to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
See “Description of the Notes and the Guarantee—Optional Redemption” in this prospectus supplement.
Ranking
The notes will be unsecured obligations of the Operating Partnership and will rank equally in right of payment with each other and with all of the Operating Partnership’s other unsecured, unsubordinated indebtedness. The notes will be effectively subordinated to the Operating Partnership’s secured indebtedness and the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership. See “Risk Factors—The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee” in this prospectus supplement.
Guarantee
CubeSmart will fully and unconditionally guarantee the Operating Partnership’s payment obligations on the notes. The guarantee will be an unsecured and unsubordinated obligation of CubeSmart. CubeSmart, however, has no material assets other than its investment in the Operating Partnership.

Certain Covenants
Under the indenture, we have agreed to certain restrictions on our ability to incur debt and to enter into certain transactions. See “Description of the Notes and the Guarantee—Covenants” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.
Form and Denominations
We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC. You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest on their books. Except under limited circumstances, we will not issue certificated notes.
Use of Proceeds
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $442.1 million after deducting the underwriting discount and estimated transaction expenses relating to this offering and payable by us. We intend to use the net proceeds from this offering of notes to redeem all of our outstanding 4.800% Senior Notes due 2022, to repay all of the outstanding borrowings under our unsecured revolving credit facility and for working capital and other general corporate purposes, which may include funding acquisitions and other investment opportunities and the repayment or repurchase of existing indebtedness. This prospectus supplement does not constitute a notice of redemption under the indenture governing such 4.800% Senior Notes due 2022. See “Use of Proceeds” in this prospectus supplement.
Market for Notes
The notes are a new issue of securities with no established trading market. An active or liquid market may not develop for the notes or, if developed, may not be maintained.
No Listing
We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated quotation system.
Risk Factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2019, and on page 45 of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 as well as other information included or incorporated by reference in this prospectus supplement or accompanying prospectus, to read about certain risks you should consider before making an investment in the notes.
Tax Consequences
Certain federal income tax considerations of purchasing, owning and disposing of the notes are summarized in “Material United States Federal Income Tax Considerations” on page S-22 of this prospectus supplement which for purposes of this offering of notes supersedes the discussion under the heading “Material United States Federal Income Tax Considerations—Taxation of Holders of Debt Securities” in Exhibit 99.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 and the discussion under “Material United States Federal Income Tax Considerations” in the accompanying prospectus. In addition, please refer to the discussion of material United States federal income tax considerations relating to the purchase, ownership and disposition of common shares and preferred shares of CubeSmart and other debt securities of the Operating Partnership, and the qualification and taxation of CubeSmart as a REIT also in Exhibit 99.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.

RISK FACTORS
An investment in the notes involves a high degree of risk. In consultation with your own financial and legal advisers, you should consider carefully, among other matters, the factors set forth below as well as the risk factors beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2019, on page 45 of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 and in any subsequent filings that are incorporated by reference in this prospectus supplement or the accompanying prospectus before deciding whether an investment in the notes is suitable for you. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition or results of operations.
CubeSmart has no material assets other than its investment in the Operating Partnership.
CubeSmart will fully and unconditionally guarantee the Operating Partnership’s payment obligations with respect to the notes. The guarantee will be an unsecured and unsubordinated obligation of CubeSmart and will rank equally with CubeSmart’s other unsecured and unsubordinated obligations. As of June 30, 2020, CubeSmart and its consolidated subsidiaries had unsecured and unsubordinated obligations of approximately $1,865.4 million. In addition, as of June 30, 2020, CubeSmart and its consolidated subsidiaries had secured indebtedness obligations aggregating approximately $93.2 million consisting of mortgage notes payable. Holders of the notes will be relying solely upon the Operating Partnership, as issuer, and CubeSmart, as guarantor, to make payments in respect of the notes. CubeSmart has no material assets other than its investment in the Operating Partnership.
The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee.
Both the notes and the guarantee will be unsecured and therefore will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness. The holders of our secured debt may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes and the guarantee. The holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. The notes effectively will also be subordinated to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership because creditors of any of our subsidiaries will generally be entitled to payment of their claims from the assets of the subsidiaries before any of these assets are made available to us. As of June 30, 2020, the Operating Partnership and its consolidated subsidiaries had secured indebtedness of approximately $93.2 million. The indenture governing the notes will permit us and our subsidiaries to incur additional secured and unsecured indebtedness if the conditions specified in the indenture are met. See “Description of the Notes and the Guarantee—Covenants” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.
The notes will restrict, but will not eliminate, our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the notes.
We will be restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. However, these limitations are subject to significant exceptions. See “Description of the Notes and the Guarantee—Covenants—Limitations on Incurrence of Indebtedness” in this prospectus supplement. Our ability to recapitalize our debt and capital structure, incur additional debt, secure existing or future debt or take other actions not limited by the terms of the indenture and the notes, including repurchasing indebtedness or common or preferred shares or paying dividends, could negatively affect our ability to make payments in respect of the notes when due.
The market price of the notes may be subject to fluctuations.
The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:
•
our operating and financial performance;

•
our ability to successfully complete acquisitions and operate acquired properties;

•
our ability to successfully execute on our development plans;

•
the amount of our outstanding indebtedness;

•
prevailing market interest rates;

•
the market for similar securities;

•
competition;

•
the ratings of the notes or our other indebtedness and ability to comply with our debt covenants;

•
the size and liquidity of the market for the notes;

•
general market and economic conditions; and

•
the realization of any of the other risks included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.
Our business, financial condition and results of operations have, and may continue to be, impacted by the COVID-19 pandemic and such impact could be materially adverse and negatively impact the trading price of the notes and our ability to make payments in respect of the notes when due.
During and subsequent to the first quarter of 2020, the world has been impacted by the spread of a novel strain of coronavirus and the disease that it causes known as COVID-19, which has resulted in global business disruptions and significant volatility in U.S. and international debt and equity markets. Since the outbreak, we have made operational, pricing and other necessary changes to comply with governmental mandates on a jurisdiction by jurisdiction basis within the locales that our stores operate including, but not limited to, whether our stores are permitted to remain open, protections put in place for our employees and customers, and travel restrictions. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. The extent to which the COVID-19 pandemic ultimately impacts our business, results of operations and financial condition will depend on numerous evolving factors that are highly uncertain and are unable to be predicted at this time, including, among others: the duration and scope of the pandemic; actions that have been and continue to be taken by governmental entities, individuals and businesses in response to the pandemic; the impact on economic activity from the pandemic and actions taken in response thereto; the impact on capital availability and costs of capital; the impact on our employees; any other operational disruptions or difficulties we may face; and, the effect on our customers and their ability to make rental payments. Any of these events, individually or in aggregate, could have a material adverse impact on our business, financial condition and results of operations and negatively impact the trading price of the notes and our ability to make payments in respect of the notes when due.
An increase in interest rates could result in a decrease in the market value of the notes.
In general, as prevailing market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes and interest rates increase, the market value of the notes may decline. We cannot predict the future level of interest rates.
CubeSmart is required to make distributions to its shareholders and therefore the Operating Partnership must make distributions to CubeSmart, which could negatively affect our ability to make payments in respect of the notes when due.
To maintain its status as a REIT for U.S. federal income tax purposes, CubeSmart must distribute to its common and preferred shareholders at least 90% of its taxable income (excluding capital gains) each year. CubeSmart depends upon distributions or other payments from the Operating Partnership to make distributions to its common and preferred shareholders. These distributions could negatively impact our ability to make payments in respect of the notes when due.

Our credit ratings may not reflect all risks of your investment in the notes.
Our credit ratings are an assessment by ratings agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.
There can be no assurance that we will be able to maintain our current credit ratings. In the event that our current credit ratings are downgraded or removed, or if any ratings agency indicates that it has placed any such credit rating on a so-called “watch list” for a possible downgrade or removal or otherwise indicates that its outlook for that rating is negative, we would most likely incur higher borrowing costs and experience greater difficulty in obtaining additional financing, which could in turn have a material adverse effect on our financial condition, results of operations, and liquidity.
We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.
Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive and other factors that may be beyond our control.
Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our credit facilities will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowing will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our debt, including our term loan and credit facilities, or the notes, on commercially reasonable terms or at all.
A trading market may not develop for the notes.
The notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If a trading market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price and this may result in a return that is greater or less than the applicable interest rate on the notes, depending on many factors, including, among others, prevailing interest rates, our financial results, any decline in our creditworthiness and the market for similar securities.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $442.1 million, after deducting the underwriting discount and estimated transaction expenses related to this offering and payable by us. We intend to use the net proceeds from this offering of notes to redeem all of our outstanding 4.800% Senior Notes due 2022, to repay all of the outstanding indebtedness incurred under our unsecured revolving credit facility maturing in June 2024 and for working capital and other general corporate purposes, which may include funding acquisitions and other investment opportunities and the repayment or repurchase of existing indebtedness. This prospectus supplement does not constitute a notice of redemption under the indenture governing such 4.800% Senior Notes due 2022.
As of September 29, 2020, approximately $250 million aggregate principal amount of 4.800% Senior Notes due 2022 remained outstanding. We estimate that we will incur an approximately $18.5 million make-whole prepayment charge as a result of redeeming all of the outstanding 4.800% Senior Notes due 2022. The underwriters in this offering or their affiliates may also be owners of the 4.800% Senior Notes due 2022 and may receive the redemption price for such notes with the net proceeds from this offering. As of June 30, 2020, we had approximately $15.4 million outstanding under our unsecured revolving credit facility maturing in June 2024. Outstanding borrowings under our unsecured revolving credit facility currently bear interest at the London Interbank Offered Rate (LIBOR) plus 1.10% per annum, inclusive of a facility fee of 0.15%, based on the credit ratings for the Operating Partnership’s unsecured debt.
The underwriters in this offering and/or their affiliates act as lenders and/or agents under our unsecured revolving credit facility and, in some cases, provide mortgage loans on certain of our properties. As described above, we intend to use a portion of the net proceeds of this offering to repay all of the outstanding indebtedness under our unsecured revolving credit facility and may repay or repurchase existing indebtedness, and those lenders and/or agents therefore will or may receive a portion of the net proceeds from this offering through the repayment of those borrowings. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

CAPITALIZATION
The following table sets forth the Operating Partnership’s capitalization as of June 30, 2020 (1) on an actual basis and (2) as adjusted to give effect to the consummation of this offering and the use of net proceeds as described under “Use of Proceeds”. This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement.
	June 30, 2020
	Actual	As Adjusted
	(in thousands) (unaudited)
Cash and Cash Equivalents(1)	$3,457	$161,665

Debt:
Revolving credit facility(2)	$15,400	$—
Mortgage loans and notes payable, net	94,488	94,488
4.800% senior notes due 2022, net	249,481	—
4.375% senior notes due 2023, net	299,458	299,458
4.000% senior notes due 2025, net	298,619	298,619
3.125% senior notes due 2026, net	297,561	297,561
4.375% senior notes due 2029, net	345,550	345,550
3.000% senior notes due 2030, net	346,052	346,052
2.000% senior notes due 2031, net	—	442,108
Total debt, net	1,946,609	2,123,836
Limited Partnership interests of third parties	51,407	51,407
Capital:
Total capital	1,768,717	1,768,717
Total Capitalization	$3,766,733	$3,943,960

(1)
As adjusted amount includes payment of estimated “make-whole” premium of $18.5 million related to the repayment, in full,of $250.0 million of outstanding 4.800% Senior Notes due 2022.

(2)
As of September 28, 2020, we had $40.6 million of indebtedness outstanding under our unsecured revolving credit facility.

DESCRIPTION OF THE NOTES AND THE GUARANTEE
The following description of the particular terms of the notes and the guarantee offered by this prospectus supplement supplements the description of the general terms and provisions of the debt securities and the guarantee set forth in the accompanying prospectus under “Description of the Debt Securities.”
The notes will be issued under an indenture dated September 16, 2011, which CubeSmart and the Operating Partnership have entered into with the U.S. Bank National Association, as trustee, as amended and supplemented by an Eighth Supplemental Indenture to be dated as of the closing date of this offering (collectively, the “indenture”). The indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended, or the TIA. The notes are subject to the provisions contained in the indenture and those made part of the indenture by the TIA. The notes are subject to all those terms and investors are referred to the indenture and the TIA for a statement of these terms.
The following description summarizes selected provisions of the indenture and the notes. It does not restate the indenture or the terms of the notes in their entirety. We urge you to read the forms of the indenture and the notes because the indenture and the notes, and not this description, define the rights of holders of the notes.
General
The notes will be issued in an aggregate principal amount of $450,000,000. The notes will mature on February 15, 2031. The notes will bear interest at a rate of 2.000% per year. The notes will constitute a separate series of debt securities under the indenture.
The notes will be unsecured senior debt obligations of the Operating Partnership and will rank equally with all other unsecured debt of the Operating Partnership that is not subordinated to the notes. The notes also will be effectively subordinated to the secured indebtedness of the Operating Partnership and will be effectively subordinated to the indebtedness and other liabilities of our other consolidated subsidiaries. See “Risk Factors—The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee” in this prospectus supplement.
CubeSmart will fully and unconditionally guarantee the due and punctual payment of principal, interest and other amounts due on the notes. The guarantee will be an unsecured and unsubordinated obligation of CubeSmart. The guarantee effectively will be subordinated to the secured indebtedness of CubeSmart. CubeSmart, however, has no material assets other than its interest in the Operating Partnership. See “Risk Factors—CubeSmart has no material assets other than its investment in the Operating Partnership” and “—The effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee” in this prospectus supplement.
The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of one or more global securities. See “—Book-Entry Procedures” in this prospectus supplement and “Description of the Debt Securities—Book-Entry System and Global Securities” in the accompanying prospectus. DTC will be the depositary with respect to the notes. The notes will be issued as fully registered securities in the name of Cede & Co., DTC’s nominee, and will be held by a custodian for DTC.
The defeasance and covenant defeasance provisions of the indenture will apply to the notes. The notes will not be subject to repayment at the option of any holder before maturity. In addition, the notes will not be entitled to the benefit of any sinking fund.
We reserve the right to issue additional notes, without limitation, without your consent. If we issue additional notes under the indenture, the additional notes will be identical to the notes being offered by this prospectus supplement in all respects (except for the issue date, the public offering price and, if applicable, the first payment date, and payment of interest accruing prior to the issue date of the additional notes) so that the additional notes may be consolidated, and form a single series with, the notes offered by this prospectus supplement.

Interest
Interest on the notes will accrue from, and including, October 6, 2020. We will make interest payments on the notes semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021, to the registered holders of such series of notes at the close of business on the immediately preceding February 1 or August 1, as the case may be.
Interest payments in respect of the notes will equal the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from, and including, the date of issue, if no interest has been paid or duly made available for payment with respect to the notes) to, but excluding, the applicable interest payment date or maturity date, as the case may be.
Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.
If any interest payment date, maturity date or redemption date with respect to the notes falls on a day that is not a Business Day, the required payment of principal, “redemption price,” if any, and/or interest on the notes to be redeemed will be made on the next succeeding Business Day as if made on the date on which such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, maturity date or redemption date, as the case may be, to the date of such payment on the next succeeding Business Day; provided, however, that with respect to a redemption date, if the next such succeeding Business Day falls on a day in the next succeeding calendar year from such redemption date, the required payment of principal, “redemption price,” if any, and/or interest on the notes to be redeemed will be made on the Business Day immediately preceding the redemption date on which such payment was due.
Optional Redemption
The notes may be redeemed at our option, in whole, or from time to time in part prior to their maturity at the applicable redemption price listed below.
If the notes are redeemed before the Par Call Date, the notes will be redeemed at a redemption price equal to the greater of:
•
100% of the principal amount of the notes then outstanding to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date; and

•
the Make-Whole Redemption Price (if any) with respect to such notes, plus accrued and unpaid interest thereon to, but not including the redemption date.

If the notes are redeemed on or after the Par Call Date, the notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes then outstanding being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
For purposes of the optional redemption provisions, the following terms have the following definitions:
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes mature on the Par Call Date) (the “remaining life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for a redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means Wells Fargo Securities, LLC, Barclays Capital Inc. and Jefferies LLC or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means each of (1) Wells Fargo Securities, LLC, Barclays Capital Inc. and Jefferies LLC and their successors; provided, however, that, if any of the foregoing ceases to be a primary U.S. government securities dealer (a “primary treasury dealer”), the Operating Partnership will substitute therefor another primary treasury dealer, and (2) any two other primary treasury dealers selected by the Operating Partnership after consultation with the Independent Investment Banker.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. (New York City time) on the third Business Day preceding the date of notice of such redemption.
“Treasury Rate” means, with respect to any redemption date:
•
the yield, under the heading which represents the average for the immediately preceding week (being, if not reported as a weekly average yield, the average of the five most recent daily reported yields), appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated by the Operating Partnership on the third Business Day preceding the date of the notice of redemption.
We will provide a notice of redemption to each holder of notes to be redeemed at least 15 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate.
Covenants
Limitations on Incurrence of Indebtedness.
The Operating Partnership shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
•
the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

•
the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce indebtedness), by the Operating

Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.
The Operating Partnership shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:
•
such Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

•
the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

•
in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•
in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

The Operating Partnership shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of the property of the Operating Partnership or any of its Subsidiaries, whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Operating Partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication):
•
the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

•
the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

Maintenance of Unencumbered Assets
The Operating Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis.
For purposes of the covenants above, the following terms have the following definitions:
“Acquired Indebtedness” means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date on which the acquired Person becomes a Subsidiary.
“Annual Debt Service Charge” means, for any period, the aggregate interest expense (including without limitation, the interest component of any finance lease of property by the Operating Partnership or any of its Subsidiaries as lessee which is reflected on the Operating Partnership’s consolidated balance sheet in accordance with GAAP and letter of credit fees, commitment fees and other similar financial charges) for such period in respect of, and the amortization during such period of any original issue discount of, Indebtedness of the Operating Partnership and its Subsidiaries.
“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) Annual Debt Service Charge of the Operating Partnership and its Subsidiaries, (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (iii) provisions for gains and losses on properties and depreciation and amortization, (iv) increases in deferred taxes and other non-cash items, (v) depreciation and amortization with respect to interests in joint venture and partially owned entity investments, (vi) the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vii) amortization of deferred charges.
“Earnings from Operations” means, for any period, net income or loss of the Operating Partnership and its Subsidiaries, excluding: (i) provisions for gains and losses on sales of investments or joint ventures; (ii) provisions for gains and losses on disposition of discontinued operations; (iii) extraordinary and non-recurring items; and (iv) impairment charges and property valuation losses, as reflected in the consolidated financial statements of the Operating Partnership and its Subsidiaries for such period determined in accordance with GAAP.
“Encumbrance” means any mortgage, lien, pledge or security interest of any kind.
“Indebtedness” means, with respect to the Operating Partnership or any of its Subsidiaries (without duplication) any indebtedness of the Operating Partnership or any of its respective Subsidiaries, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) secured by any Encumbrance existing on property owned by the Operating Partnership or any of its Subsidiaries, (iv) consisting of letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or (v) in respect of any lease of property by the Operating Partnership or any of its Subsidiaries as lessee which is reflected on the Operating Partnership’s consolidated balance sheet as a financing lease in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or its Subsidiaries); it being understood that indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever it or that Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof. Indebtedness of any Subsidiary existing prior to the time it became a Subsidiary of the Operating Partnership shall be deemed to be incurred at the time that Subsidiary becomes a Subsidiary of the Operating Partnership; and Indebtedness of a Person existing prior to a merger or consolidation of that person with the Operating Partnership or any of its Subsidiaries in which that Person is the successor to the Operating Partnership or that Subsidiary shall be deemed to be incurred upon the consummation of that merger or consolidation. Notwithstanding the preceding sentences of this definition, the term Indebtedness shall not include any indebtedness that had been the subject of an “in substance” defeasance in accordance with GAAP or any operating lease liabilities reflected on the Operating Partnership’s consolidated balance sheet in accordance with GAAP.
“Intercompany Indebtedness” means Indebtedness to which the only parties are the Operating Partnership, any of the Guarantors and any of their respective Subsidiaries (but only so long as such Indebtedness is held solely by any of the Operating Partnership, any of the Guarantors and any of their respective Subsidiaries) that is subordinate in right of payment to the Securities.
“Total Assets” means, as of any date, the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable, intangibles and any right to use assets under operating leases reflected on the Operating Partnership’s consolidated balance sheet in accordance with GAAP).
“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money or leased pursuant to a finance lease and (ii) all other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that, in determining the Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness, all investments by the Operating Partnership and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.
“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets and right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases in accordance with GAAP.
“Unsecured Indebtedness” means Indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership or any of its Subsidiaries.
The Operating Partnership and CubeSmart may waive the application of any covenant described above at any time (whether before or after compliance is measured) if the holders of more than 50% of the principal amount of the notes then outstanding waive such compliance.
The indenture contains various covenants. See “Description of the Debt Securities—Covenants” and “—Events of Default, Notice and Waiver” in the accompanying prospectus. The covenants contained in the indenture will apply to the notes.
Provision of Financial Information
So long as any notes are outstanding, CubeSmart and the Operating Partnership will furnish to the trustee such information, documents and other reports as may be required by the TIA, including filing with the trustee within 15 days information, documents or reports required to be filed by the Operating Partnership with the SEC. In addition, in the event the Operating Partnership is not subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership will, within 15 days after each of the respective dates by which the Operating Partnership would have been required to file annual reports, quarterly reports and other documents with the SEC, if it were so subject:
•
transmit by mail to all holders of the notes, as their names and addresses appear in the applicable register for such notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, if it were subject to such Sections; and

•
file with the trustee copies of the annual reports, quarterly and other documents that the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such Sections.

No Additional Amounts
The provisions described in the accompanying prospectus under the heading “Description of the Debt Securities—Payment of Additional Amounts” will not be applicable with respect to the notes.
Same-Day Payment
We will make all payments due on the notes in immediately available funds so long as the notes are in book-entry form.

Book-Entry Procedures
We have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
The notes offered hereby will be issued as fully-registered global notes which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Beneficial interests in the global notes will be held in denominations of $2,000 and whole multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
We will make payments on all notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by that global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•
any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•
the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters initially will designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global note for all purposes of the notes. Owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered owners or holders of notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their notes since distributions initially will be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
In the event that DTC discontinues providing its services as securities depository or ceases to be a clearing agency registered under the Exchange Act, we decide to discontinue use of the system of book-entry transfers through DTC, or an event of default with respect to the notes occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive notes are available. Beneficial owners of global notes will then be entitled (1) to receive physical delivery in certificated form of definitive notes equal in principal amount to their beneficial interest and (2) to have the definitive notes registered in their names. The definitive notes will be issued in denominations of $2,000 and whole multiples of $1,000 in excess thereof. Definitive notes will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar of the applicable series of notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.
The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to the Operating Partnership, CubeSmart and the trustee such security or indemnity and such evidence of ownership as they may require.
Clearstream
Clearstream Banking, société anonyme (“Clearstream”), is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear
Euroclear Bank S.A./N.V. (“Euroclear”) was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking Commission.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Governing Law
The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes issued pursuant to this offering. Please see the discussion entitled “Material United States Federal Income Tax Considerations” in Exhibit 99.1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 for a summary of the material United States federal income tax considerations relating to the qualification and taxation of CubeSmart as a REIT, which is incorporated by reference into this prospectus supplement and supersedes the discussion under “Material United States Federal Income Tax Considerations” in the accompanying prospectus. The discussion below supersedes the discussion in Exhibit 99.1 under the heading “Material United States Federal Income Tax Considerations—Taxation of Holders of Debt Securities” for purposes of this offering of notes.
This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as certain accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), insurance companies, regulated investment companies, REITs, tax-exempt organizations (except to the limited extent discussed below under “Taxation of Tax-Exempt Holders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “—Taxation of Non-U.S. Holders”), persons holding the notes as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax and other persons subject to special tax rules. This summary deals only with investors who hold their notes as “capital assets” within the meaning of Section 1221 of the Code. This discussion is not intended to be, and should not be construed as, tax advice.
The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the IRS could challenge the statements in this summary, which do not bind the IRS or the courts, and that a court could agree with the IRS.
We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of the notes and of CubeSmart’s election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.
As used herein, a “U.S. Holder” means a beneficial owner of notes who is, for United States federal income tax purposes:
•
an individual who is a citizen or resident of the United States,

•
a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, or any of its states, or the District of Columbia,

•
an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisor regarding the consequences of the ownership and disposition of notes by the partnership.
Effect of Certain Contingencies
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes or may pay amounts at times other than on the scheduled interest payment dates or the maturity date (see “Description of the Notes and the Guarantee—Optional Redemption”). These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” Although the matter is not free from doubt, we intend to take the position that the possibility of the foregoing payments does not result in the notes being treated as contingent payment debt instruments. Our position is binding on a holder subject to U.S. federal income taxation unless the holder discloses its contrary position to the IRS in accordance with applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue ordinary interest income on the notes in an amount greater than, and with timing different from the timing described herein with respect to, the stated interest and to treat any gain realized on a taxable disposition of the notes as ordinary interest income rather than capital gain. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
Taxation of Taxable U.S. Holders
Interest.    The stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. Holder’s method of accounting for United States federal income tax purposes.
If the notes are treated as issued with “original issue discount” or “OID” a U.S. Holder would be required to include OID in income as it accrues based on a constant yield to maturity method before the receipt of corresponding cash payments regardless of such U.S. Holder’s method of accounting for United States federal income tax purposes.
A note with an “issue price” that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the note other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity for the note. The “issue price” of each note in a particular offering generally will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions: (i) it is payable at least once per year; (ii) it is payable over the entire term of the note; and (iii) is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.
If a note is issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.
The notes are not expected to be issued with OID for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes are issued with less than a de minimis amount of OID.
Market Discount.    If you purchase notes after original issuance for an amount that is less than the sum of all amounts (other than qualified stated interest) payable on those notes after your purchase date , the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the notes as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the notes at the time of their payment or disposition. In addition, you may be required to defer, until the maturity of the notes or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the notes. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.
Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the notes, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.
Amortizable Bond Premium.    If you purchase notes for an amount in excess of the sum of all amounts (other than qualified stated interest) payable on those notes after your purchase date, you will be considered to have purchased those notes at a “premium.” You generally may elect to amortize the premium over the remaining term of those notes on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of notes that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.
Sale, Exchange and Retirement of Notes.    A U.S. Holder of notes will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of such notes in an amount equal to the difference between:
•
the amount of cash and the fair market value of other property received in exchange for such notes, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

•
the U.S. Holder’s adjusted tax basis in such notes.

A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder (A) increased by the amount of accrued market discount (if any) previously included in income by such holder and (B) decreased by the amount of (1) any payments other than qualified stated interest payments and (2) any amortizable bond premium taken by the holder.
Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if the note has been held by the U.S. Holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation (20% maximum federal rate). The deductibility of capital losses is subject to certain limitations.
If a U.S. Holder recognizes a loss upon a subsequent disposition of notes in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of notes, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Unearned Income Medicare Contribution.    A tax of 3.8% is imposed on certain “net investment income” (or “undistributed net investment income,” in the case of estates and trusts) received by certain taxpayers with adjusted gross income above certain threshold amounts. “Net investment income” as defined for United States federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale, exchange, redemption or other taxable disposition of the notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.
Taxation of Tax-Exempt Holders
Assuming the notes are debt for tax purposes, interest income accrued on the notes should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to United States federal income tax on the interest income accruing on the notes. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the notes generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the notes with debt, a portion of the interest income and gain attributable to the notes would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in the notes.
Taxation of Non-U.S. Holders
The term “non-U.S. Holder” means a holder of notes that is not a U.S. Holder or a partnership (or an entity treated as a partnership for United States federal income tax purposes). The rules governing United States federal income taxation of non-U.S. Holders are complex. This section is only a summary of such rules. We urge non-U.S. Holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership of notes, including any reporting requirements.
Interest.    Subject to the discussions of backup withholding and the Foreign Account Tax Compliance Act (“FATCA”) below, interest paid to a non-U.S. Holder of notes will not be subject to United States federal income or withholding tax under the “portfolio interest exception,” provided that:
•
interest paid on notes is not effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States;

•
the non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership;

•
the non-U.S. Holder is not a controlled foreign corporation with respect to which the Operating Partnership is a “related person” within the meaning of Section 864(d)(4) of the Code or a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
the beneficial owner of notes provides a certification, which is generally made on an IRS Form W-8BEN or IRS Form W-8BEN-E or a suitable substitute form and signed under penalties of perjury, that it is not a United States person. If the notes are held through a financial institution or other agent acting on behalf of the non-U.S. Holder, such holder may be required to provide appropriate documentation to his or her agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

A payment of interest to a non-U.S. Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.
A non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In some circumstances, such effectively connected income received by a non-U.S. Holder which is a corporation may be subject to an additional “branch profits tax” at a 30% base rate or, if applicable, a lower treaty rate.
To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or a suitable substitute form, as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the non-U.S. Holder.
Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.
Sale or Retirement of Notes.    A non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of notes unless:
•
the non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; or

•
the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such non-U.S. Holder.

If the non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition, such gain (which may be offset by certain U.S. source losses) generally will be subject to a 30% tax (or lower treaty rate, if applicable). Except to the extent that an applicable tax treaty provides otherwise, a non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange or redemption of notes if such gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In certain circumstances, a non-U.S. Holder that is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income.
To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the notes is attributable to accrued but unpaid interest, such amount will be treated as interest for United States federal income tax purposes.
United States Federal Estate Tax.    Your estate will not be subject to United States federal estate tax on the notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” rule described above, without regard to the certification requirement.
Information Reporting and Backup Withholding Applicable to Holders of Notes
U.S. Holders
Certain U.S. Holders may be subject to information reporting requirements on payments of principal and interest on notes and payments of the proceeds of the sale, exchange, or redemption of notes, and backup withholding, currently imposed at a rate of 24%, may apply to such payment if the U.S. Holder:
•
fails to furnish an accurate taxpayer identification number, or TIN, to the payor in the manner required;

•
is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•
under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or a credit against such non-U.S. Holder’s United States federal income tax liability, provided that the requisite procedures are followed.
U.S. Holders of notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders
A non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest on notes if it certifies as to its status as a non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will apply to payments of interest to non-U.S. Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.
The payment of the proceeds from the disposition of notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of notes to or through a non-United States office of a non-United States broker that is not a “United States related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:
•
a controlled foreign corporation for United States federal income tax purposes;

•
a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•
a foreign partnership that at any time during the partnership’s taxable year is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a refund or a credit against such non-U.S. Holder’s United States federal income tax liability, provided that the requisite procedures are followed.
Non-U.S. Holders of notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.
FATCA Withholding
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), Payments of interest to a non-U.S. holder will be subject to a 30% withholding tax if the non-U.S. holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally such documentation is provided on an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If interest is subject to the 30% tax under FATCA, it will not be subject to the 30% tax described above under “Taxation of Non-U.S. Holders—Interest.” Based upon proposed Treasury regulations, which may be relied upon by taxpayers until the final Treasury regulations are issued, the FATCA withholding that was to be effective on January 1, 2019 with respect to payments of the gross proceeds no longer applies.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters, for whom Wells Fargo Securities, LLC, Barclays Capital Inc. and Jefferies LLC are acting as the joint book-running managers and representatives, have severally agreed to purchase from us, the principal amount of notes appearing below:
Initial Purchaser	Amount of Notes
Wells Fargo Securities, LLC.	$117,000,000
Barclays Capital Inc.	112,500,000
Jefferies LLC	112,500,000
BofA Securities, Inc..	22,500,000
Regions Securities LLC	22,500,000
U.S. Bancorp Investments, Inc..	22,500,000
BMO Capital Markets Corp.	13,500,000
Stifel, Nicolaus & Company, Incorporated	13,500,000
Truist Securities, Inc.	13,500,000
Total	$450,000,000
The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The notes are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.
The underwriting agreement provides that the underwriters are obligated to purchase all of the notes offered by this prospectus supplement and the accompanying prospectus if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
Discounts
Notes sold in this offering by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to .400% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to .250% of the principal amount of the notes. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.
Expenses
We estimate that the expenses of this offering payable by us, not including the underwriting discounts, will be approximately $800,000.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. The underwriters may make a market in the notes after the completion of this offering but will not be obliged to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Indemnification of Underwriters
The underwriting agreement provides that we will indemnify the underwriters against specified liabilities in connection with this offering, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
Price Stabilization and Short Positions
Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters to bid for or purchase the notes. However, the representatives may engage in transactions that stabilize the price of the notes, such as bids or purchases to peg, fix or maintain that price.
If the underwriters create a short position in the notes in connection with this offering, i.e., if they sell more notes than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of notes to stabilize the per note price or to reduce a short position may cause the price of the notes to be higher than it might be in the absence of those purchases.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.
Settlement
We expect that delivery of the notes will be made to investors on October 6, 2020, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before settlement should consult their advisors.
Other Relationships
The underwriters and/or their respective affiliates have in the past provided, currently provide and may in the future provide various financial advisory, investment banking, commercial banking and other financial services to us, for which they have received and in the future may receive compensation.
In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities or instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us may also choose to hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Affiliates of Wells Fargo Securities, LLC and Barclays Capital Inc. and certain of the other underwriters and/or their affiliates act as lenders and/or agents under our unsecured revolving credit facility and our unsecured term loans. Wells Fargo Securities, LLC and certain of the other underwriters and/or their affiliates also act as lenders under mortgages on certain of our properties. As described in “Use of Proceeds” in this prospectus supplement, we intend to use the net proceeds from this offering of notes to redeem all of our outstanding 4.800% Senior Notes due 2022, to repay all of the outstanding indebtedness incurred under our unsecured revolving credit facility maturing in June 2024 and for working capital and other general corporate purposes, which may include funding acquisitions and other investment opportunities and the repayment or repurchase of existing indebtedness. The underwriters in this offering or their affiliates may also be owners of the 4.800% Senior Notes due 2022 and may receive the redemption price for such notes with the net proceeds from this offering. To the extent that we use the net proceeds from this offering to repay indebtedness under our unsecured revolving credit facility or any other amounts we have borrowed or may borrow in the future under our credit facility, term loans or any mortgage loans, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. Upon such application, more than 5% of the net proceeds of this offering (not including underwriting discounts) may be received by an underwriter or its affiliates, creating a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Because the notes offered hereby are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, no sale of the notes offered hereby will be made by the affected underwriter to an account over which it exercises discretionary authority without the prior written approval of the customer. In addition, Wells Fargo Securities, LLC, Barclays Capital Inc. and Jefferies LLC and certain of the other underwriters also serve as sales agents under CubeSmart’s “at-the-market” equity issuance program. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our credit facility, a fee in connection with this offering.
Notice to Prospective Investors in the European Economic Area
None of the prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). The prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in the prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended or superseded (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement and accompanying prospectus are only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within

Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.
Each underwriter has represented and agreed that:
(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Operating Partnership or CubeSmart; and
(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, (i) no person has offered or sold or will offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) (the “SFO”) and the any rules made under the SFO) or (b) in other circumstances which do not result in this prospectus supplement and/or the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (ii) no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. You are advised to exercise caution in relation to this offering. If you are in any doubt about the contents of this prospectus supplement and/or the accompanying prospectus, you should obtain independent professional advice.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined under Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of this offering that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:
(i)   to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of a corporation) or Section 276(4)(i)(B) of the SFA (in the case of a trust);
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law; or

(iv)   as specified in Section 276(7) of the SFA.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309(B)(1)(a) and 309(B)(1)(c) of the SFA, the Operating Partnership has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The Operating Partnership has not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the notes have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompany prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompany prospectus may only be used by those qualified investors to whom they have been handed out in connection with this offering and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompany prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. The Operating Partnership has not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated notes market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompany prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

LEGAL MATTERS
The validity of the notes and the guarantee will be passed upon for CubeSmart, L.P. and CubeSmart by Troutman Pepper Hamilton Sanders LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Vinson & Elkins L.L.P.
EXPERTS
The consolidated financial statements of CubeSmart and CubeSmart, L.P. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedule III (collectively, the consolidated financial statements), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2019 consolidated financial statements refer to a change in the method of accounting for leases in 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus supplement and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):
•
the Annual Report on Form 10-K of CubeSmart and CubeSmart, L.P. for the year ended December 31, 2019;

•
the Quarterly Reports on Form 10-Q of CubeSmart and CubeSmart, L.P. for the quarters ended March 31, 2020 and June 30, 2020;

•
the Current Reports on Form 8-K of CubeSmart and CubeSmart, L.P. filed with the SEC on March 4, 2020 and May 13, 2020; and

•
the information specifically incorporated by reference into the Annual Report on Form 10-K of CubeSmart and CubeSmart L.P. for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2020.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information “furnished” and not “filed” with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or as described in this prospectus supplement under the section “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, by requesting them in writing, by telephone or via the Internet at:
CubeSmart
Attention: Investor Relations
5 Old Lancaster Road Malvern, PA 19355
Phone: (610) 535-5000
We maintain a website at www.cubesmart.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. Our SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.
We also make available free of charge through our website our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.cubesmart.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the NYSE, at the offices of the NYSE located at 11 Wall Street, New York, New York 10005.
We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-236886) covering the notes offered by this prospectus supplement and the accompanying prospectus. You should be aware that this prospectus supplement and accompanying prospectus do not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the two preceding paragraphs. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS
CUBESMART
Common Shares
Preferred Shares
Depositary Shares
Subscription Rights
Warrants
Guarantees

CUBESMART, L.P.
Debt Securities

CubeSmart may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•
common shares of beneficial interest, par value $0.01 per share;

•
preferred shares of beneficial interest, par value $0.01 per share;

•
depositary shares representing entitlement to all rights and preferences of fractions of preferred shares of a specified series and represented by depositary receipts;

•
subscription rights to purchase common shares, preferred shares or depositary shares; and

•
warrants to purchase common shares, preferred shares or depositary shares.

CubeSmart, L.P. may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, including any conversion terms, its debt securities. CubeSmart will unconditionally guarantee the payment obligations of the debt securities of CubeSmart, L.P.
Selling securityholders may offer and sell common shares from time to time in one or more offerings, at prices and on terms to be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of common shares by any selling securityholders.
We refer to the common shares, preferred shares, depositary shares, subscription rights, warrants and guarantees of CubeSmart, together with the debt securities of CubeSmart, L.P. collectively as the “securities.”
The common shares of CubeSmart are listed on the New York Stock Exchange, or NYSE, under the symbol “CUBE.”
Investing in the securities involves risks that are discussed on page 6 of this prospectus. You should carefully read and consider the information in this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in the securities.
Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated March 4, 2020.

You should rely only on the information provided or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. Neither we nor any selling securityholder have authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information included in this prospectus or any prospectus supplement is accurate as of any date other than the date on its respective cover, and that any information incorporated by reference is accurate as of any date other than the date of the incorporated document. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. To the extent required for any offer and sale, a prospectus supplement will set forth the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision.
Under the shelf registration statement, CubeSmart may sell any combination of common shares, preferred shares, depositary shares, subscription rights and warrants in one or more offerings, and CubeSmart, L.P. may sell debt securities of various terms in one or more offerings. In addition, under this shelf registration statement, persons who have acquired common shares from us may resell these common shares from time to time. Any such persons will be named in a prospectus supplement to this prospectus as and to the extent required by SEC rules. We will not receive any proceeds from the resale by any such selling securityholders of common shares.
This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including the exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the rules and regulations of the SEC require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters.
As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to “CubeSmart” refer to CubeSmart, a Maryland real estate investment trust, or “REIT”; references to the “Operating Partnership” refer to CubeSmart, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to CubeSmart and its consolidated subsidiaries (including the Operating Partnership).
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.
We also make available free of charge through our website the filings made by CubeSmart and the Operating Partnership with the SEC, including CubeSmart’s and the Operating Partnership’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, and CubeSmart’s definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.cubesmart.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the NYSE, at the offices of the NYSE located at 11 Broad Street, New York, New York 10005.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):
•
Annual Report on Form 10-K of CubeSmart and the Operating Partnership for the year ended December 31, 2019;

•
the information specifically incorporated by reference into the Annual Report on Form 10-K of CubeSmart and the Operating Partnership for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2019; and

•
the description of the capital stock of CubeSmart in its Registration Statement on Form 8-A filed with the SEC on October 19, 2004.

•
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that we are not incorporating by reference any additional documents or information “furnished” and not “filed” with the SEC. You may obtain copies of any of these filings by contacting us at the following address and phone number or by contacting the SEC or NYSE as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

CubeSmart
Attention: Investor Relations
5 Old Lancaster Road
Malvern, PA 19355
Phone: (610) 535-5000
Internet Website: www.cubesmart.com
The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, together with other documents and information incorporated by reference into this prospectus and any accompanying prospectus supplement, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements contained in or contemplated by this prospectus or any prospectus supplement. As a result, you should not rely on or construe any forward-looking statements in this prospectus or any prospectus supplement or the documents and information incorporated by reference into this prospectus or any prospectus supplement, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement, the dates of the documents incorporated by reference herein or as of the dates otherwise indicated in such forward-looking statements, as applicable. All of our forward-looking statements, including those contained or incorporated by reference in this prospectus or any prospectus supplement are qualified in their entirety by this statement.
There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in, contemplated by or incorporated by reference in this prospectus or any prospectus supplement. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in CubeSmart’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019 and in our periodic reports and other information that we subsequently file with the SEC. The most significant of these risks, uncertainties and other factors that might cause such differences include, but are not limited to:
•
adverse changes in the national and local economic, business, real estate and other market conditions;

•
the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;

•
the failure to execute our business plan;

•
reduced availability and increased costs of external sources of capital;

•
financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future indebtedness;

•
increases in interest rates and operating costs;

•
counterparty non-performance related to the use of derivative financial instruments;

•
risks related to our ability to maintain CubeSmart’s qualification as a REIT for federal income tax purposes;

•
the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;

•
increases in taxes, fees and assessments from state and local jurisdictions;

•
the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•
reductions in asset valuations and related impairment charges;

•
cyber security breaches or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships;

•
changes in real estate, zoning, use and occupancy laws or regulations;

•
risks related to natural disasters or acts of violence, pandemics, active shooters, terrorism or war that affect the markets in which we operate;

•
potential environmental and other liabilities;

•
uninsured or uninsurable losses and the ability to obtain insurance coverage against risks and losses;

•
our ability to attract and retain talent in the current labor market;

•
other factors affecting the real estate industry generally or the self-storage industry in particular; and

•
other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2019 and, from time to time, in subsequent reports we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties and risks, prospective investors are cautioned not to place undue reliance on forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any prospectus supplement may not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements.

CUBESMART AND THE OPERATING PARTNERSHIP
We are a self-administered and self-managed real estate company focused primarily on the ownership, operation, management, acquisition, and development of self-storage properties in the United States.
CubeSmart was formed in July 2004 as a Maryland REIT. CubeSmart owns its assets and conducts its business through the Operating Partnership, and its subsidiaries. CubeSmart controls the Operating Partnership as its sole general partner and, as of March 4, 2020, owned an approximately 99.0% interest in the Operating Partnership. The Operating Partnership was formed in July 2004 as a Delaware limited partnership and has been engaged in virtually all aspects of the self-storage business, including the development, acquisition, management, ownership and operation of self-storage properties.
Our self-storage properties are designed to offer affordable and easily-accessible storage space for our residential and commercial customers. Our customers rent storage cubes for their exclusive use, typically on a month-to-month basis. Additionally, some of our stores offer outside storage areas for vehicles and boats. Our stores are designed to accommodate both residential and commercial customers, with features such as wide aisles and load-bearing capabilities for large truck access. All of our stores have a storage associate available to assist our customers during business hours, and many of our owned stores have a manager who resides in an apartment at the store. Our customers can access their storage cubes during business hours, and some of our stores provide customers with 24-hour access through computer-controlled access systems. Our goal is to provide customers with the highest standard of physical attributes and service in the industry. To that end, many of our owned stores include climate-controlled cubes.
Our executive offices are located at 5 Old Lancaster Road, Malvern, PA 19355 and our telephone number is (610) 535-5000.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, CubeSmart will contribute or otherwise transfer the net proceeds of any sale of securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold. We will not receive any proceeds from the resale by any selling securityholders of common shares.
Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will use those net proceeds and any net proceeds from any sale of its debt securities for general business purposes, including, without limitation, repayment of outstanding debt, acquisitions, developments, joint ventures, capital expenditures, working capital and other general corporate purposes.

DESCRIPTION OF CUBESMART’S CAPITAL SHARES
The following description of our capital shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital shares that may be offered under this prospectus. For the complete terms of our capital shares, please refer to our declaration of trust and bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Authorized Shares
CubeSmart’s declaration of trust provides that CubeSmart may issue up to 440,000,000 shares of beneficial interest, par value $0.01 per share, which we refer to as shares, of which 400,000,000 consist of common shares and 40,000,000 consist of preferred shares. There are no preferred shares currently outstanding. CubeSmart’s board of trustees has authority, without shareholder approval, to reclassify any authorized but unissued common shares in one or more classes or series of common shares, and to classify any authorized but unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time into one or more series or common shares or preferred shares.
Both Maryland statutory law governing real estate investment trusts formed under Maryland law, which we refer to as the Maryland REIT Law, and CubeSmart’s declaration of trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations.
Common Shares
Each common share generally entitles the holder thereof to one vote per share on all matters upon which shareholders are entitled to vote and, except as provided with respect to any class or series of preferred shares that CubeSmart may issue, the holders of common shares will possess exclusive voting power on all matters as to which shareholders have voting rights. There is no cumulative voting in the election of trustees. CubeSmart’s bylaws provide that a plurality of the votes cast at a meeting of shareholders duly called at which a quorum is present is sufficient to elect a trustee and that a majority of the votes cast at a meeting of shareholders duly called at which a quorum is present is sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required under CubeSmart’s declaration of trust or bylaws or applicable statute. Generally, shareholders have the right to vote on: (i) the election of trustees; (ii) mergers or consolidations of CubeSmart and the sale by CubeSmart of all or substantially all of its assets; and (iii) certain amendments to CubeSmart’s declaration of trust. Shareholders also have the right to propose amendments or modifications to CubeSmart’s bylaws and to vote on such amendments and modifications. Under the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity without the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Under CubeSmart’s declaration of trust, approval of such matters would require the affirmative vote of the majority of the shares entitled to vote on such matters. CubeSmart’s board of trustees may amend the declaration of trust without shareholder approval to maintain CubeSmart’s qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”), or in any manner in which the charter of a Maryland corporation may be amended without shareholder approval.
All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferences of any future class or series of preferred shares, holders of common shares are entitled to receive dividends and distributions, if any, when authorized by CubeSmart’s board of trustees, and payable out of assets legally available for the payment of dividends or distributions. Holders of common shares are entitled to share ratably in CubeSmart’s assets legally available for distribution to shareholders in the event of CubeSmart’s liquidation, dissolution or winding up, after payment of or adequate provision for all of CubeSmart’s known debts and liabilities, and subject to the preferential rights, if any, of the holders of any class or series of preferred shares that CubeSmart may issue.
Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of CubeSmart’s securities. Subject to the restrictions on transfer of shares contained in the declaration of trust and to the power of CubeSmart’s board of trustees to create common shares with differing voting rights, all common shares have equal dividend, liquidation and other rights.
Preferred Shares
CubeSmart’s board of trustees is authorized, without shareholder approval, to classify and designate the rights, preferences, privileges and restrictions of one or more classes or series of our authorized preferred shares. Prior to the issuance of a new class or series of preferred shares, CubeSmart would file with State Department of Assessments and Taxation of Maryland articles supplementary to set the preferences, conversion or other rights, voting powers, restrictions and limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for such class or series. Any class or series of preferred shares that CubeSmart may issue that ranks senior to common shares as to dividends and distributions would limit CubeSmart’s ability to pay dividends and distributions on common shares until full distributions have been paid with respect to such preferred shares.
We will describe the specific terms of a particular series of preferred shares in the prospectus supplement relating to that series, including:
•
the title of the series and the number of shares in the series;

•
the price at which the preferred shares will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

•
the voting rights, if any, of the holders of preferred shares being offered;

•
the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered;

•
the liquidation preference per share;

•
the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into CubeSmart’s common shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•
the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•
any listing of the preferred shares being offered on any securities exchange;

•
whether interests in the shares of the series will be represented by depositary shares;

•
a discussion of any material U.S. federal income tax considerations applicable to the preferred shares being offered;

•
the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of CubeSmart’s affairs;

•
any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of CubeSmart’s affairs;

•
information with respect to book-entry procedures, if any; and

•
any additional rights, preferences, qualifications, limitations and restrictions of the series.

CubeSmart’s board of trustees could authorize, without shareholder approval, the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of shares might receive a premium for their shares over the then-prevailing market price of its shares. We currently do not expect that the board of trustees would require shareholder approval prior to such a preferred issuance. In addition, any preferred shares that CubeSmart issues would rank senior to its common shares with respect to the payment of distributions, in which case CubeSmart could not pay any distributions on its common shares until full distributions have been paid with respect to such preferred shares.
Restrictions on Ownership and Transfer
In order for CubeSmart to maintain its qualification as a REIT under the Code, shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of CubeSmart’s outstanding shares may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities).
Because CubeSmart’s board of trustees believes that it is important for CubeSmart’s to continue to qualify as a REIT, CubeSmart’s declaration of trust, subject to certain exceptions, contains restrictions on percentage of shares of beneficial interest that a person may own. Under the declaration of trust:
•
no person may own directly or indirectly, or be deemed to own through attribution, more than 9.8% in value or number of shares (whichever is more restrictive) of the issued and outstanding (a) common shares or (b) shares of any class or series of preferred shares;

•
no person may beneficially or constructively own shares that would result in CubeSmart being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•
no person may transfer shares if such transfer would result in shares being owned by fewer than 100 persons.

CubeSmart’s board of trustees may exempt a person that is not an individual from the 9.8% ownership limit if such person provides information and makes representations to the board of trustees that are satisfactory to the board of trustees, in its reasonable discretion, to establish that such person’s ownership in excess of the 9.8% limit would not jeopardize CubeSmart’s qualification as a REIT.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give us immediate notice and provide such other information to us as we may request in order to determine the effect of such transfer on CubeSmart’s status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then CubeSmart’s declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits or that such number of shares will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership would not apply if CubeSmart’s board of trustees were to determine that it is no longer in CubeSmart’s best interests to attempt to qualify, or to continue to qualify, as a REIT.
All certificates evidencing shares bear a legend referring to the restrictions described above.
The declaration of trust expressly provides that the ownership limit and ownership restrictions on shares shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or quotation system over which shares may be traded from time to time. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision in the declaration of trust providing for ownership limit or ownership restrictions and any transferee in such a transaction shall be subject to all of such other provisions.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of shares, including common shares, is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on CubeSmart’s status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder is required, upon demand, to provide to us such information as we may request, in good faith, in order to determine CubeSmart’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
The ownership limitations in the declaration of trust could discourage, delay or prevent a takeover, change of control or other transaction in which holders of some or a majority of CubeSmart’s outstanding common shares might have received a premium for their shares over the then-prevailing market price of such shares.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is American Stock Transfer & Trust Co., LLC. The transfer agent and registrar for our preferred shares will be set forth in the applicable prospectus supplement.
Certain Provisions of Maryland Law and CubeSmart’s Declaration of Trust and Bylaws
The following description of certain provisions of Maryland law and of CubeSmart’s declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law and CubeSmart declaration of trust and bylaws.
Number of Trustees; Vacancies
CubeSmart’s declaration of trust and bylaws provide that the number of CubeSmart’s trustees shall not be less than one and not more than 13, and will be established by a vote of a majority of the members of its board of trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Pursuant to CubeSmart’s declaration of trust, each of its trustees is elected by its shareholders to serve until the next annual meeting and until their successors are duly elected and qualify. Under Maryland law, CubeSmart’s board of trustees may elect to create staggered terms for its members.
CubeSmart’s bylaws provide that at least a majority of our trustees will be “independent,” with independence being defined in the manner established by CubeSmart’s board of trustees and in a manner consistent with listing standards established by the NYSE.
Removal of Trustees
CubeSmart’s declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of CubeSmart’s trustees, this provision, when coupled with the provision in CubeSmart’s bylaws authorizing CubeSmart’s board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.
Business Combinations
CubeSmart’s board of trustees has approved a resolution that exempts CubeSmart from the provisions of the Maryland business combination statute described below, but its board of trustees may opt to make these provisions applicable to CubeSmart in the future. Maryland law prohibits “business combinations” between CubeSmart and an interested shareholder (defined below) or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:
•
any person who beneficially owns 10% or more of the voting power of CubeSmart’s shares; or

•
an affiliate or associate of CubeSmart’s who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of CubeSmart’s then outstanding voting shares.

A person is not an interested shareholder if CubeSmart’s board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, CubeSmart’s board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by CubeSmart’s board of trustees.
After the five-year prohibition, any business combination between CubeSmart and an interested shareholder generally must be recommended by CubeSmart’s board of trustees and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of CubeSmart’s then outstanding shares of beneficial interest; and

•
two-thirds of the votes entitled to be cast by holders of CubeSmart’s voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if CubeSmart’s common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are approved by CubeSmart’s board of trustees before the time that the interested shareholder becomes an interested shareholder.
Control Share Acquisitions
CubeSmart’s bylaws contain a provision exempting any and all acquisitions of CubeSmart’s shares from the provisions of the Maryland Control Share Acquisition Act. However, CubeSmart’s board of trustees may opt to make these provisions applicable to an acquisition of CubeSmart’s shares at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares beneficially owned by the acquiring person in a control share acquisition or by CubeSmart’s officers or employees who are CubeSmart’s trustees are excluded from the shares entitled to vote in accordance with the immediately preceding sentence. “Control shares” are shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel CubeSmart’s board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and CubeSmart’s Declaration of Trust and Bylaws
The business combination provisions of Maryland law (if CubeSmart’s board of trustees opts to make them applicable to CubeSmart), the control share acquisition provisions of Maryland law (if the applicable provision in CubeSmart’s bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of CubeSmart’s shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions for shareholder trustee nominations and other shareholder proposals of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The “unsolicited takeovers” provisions of Maryland law permit CubeSmart’s board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF DEPOSITARY SHARES
General
CubeSmart may elect to have shares of preferred shares represented by depositary shares. The shares of any series of the preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between CubeSmart and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred shares depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred shares represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.
A holder of depositary shares will be entitled to receive the shares of preferred shares, but only in whole shares of preferred shares, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.
Dividends and Other Distributions
The preferred shares depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
If there is a distribution other than in cash in respect of the preferred shares, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred shares depositary determines that it is not feasible to make such a distribution. In that case, the preferred shares depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount we or the preferred shares depositary are required to withhold on account of taxes.
Conversion and Exchange
If any series of preferred shares underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.
Redemption of Depositary Shares
If any series of preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred shares depositary resulting from the redemption, in whole or in part, of the preferred shares held by the preferred shares depositary. Whenever CubeSmart redeems a share of preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as CubeSmart may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred shares depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by CubeSmart.
Voting
Upon receipt of notice of any meeting at which the holders of any shares of preferred shares underlying the depositary shares are entitled to vote, the preferred shares depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred shares, may then instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the number of shares of preferred shares underlying that holder’s depositary shares. The preferred shares depositary will try to vote the number of shares of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred shares depositary deems necessary to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred shares.
Record Date
Subject to the provisions of the deposit agreement, whenever
•
any cash dividend or other cash distribution becomes payable,

•
any distribution other than cash is made,

•
any rights, preferences or privileges are offered with respect to the preferred shares,

•
the preferred shares depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or

•
the preferred shares depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred shares, the preferred shares depositary will in each instance fix a record date, which will be the same as the record date for the preferred shares, for the determination of the holders of depositary receipts:

•
who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale, or who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Shares
Upon surrender of depositary receipts at the principal office of the preferred shares depositary, upon payment of any unpaid amount due the preferred shares depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred shares and all money and other property, if any, represented by the depositary shares. Partial shares of preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the preferred shares depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement
CubeSmart and the preferred shares depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by CubeSmart or by the preferred shares depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.
Charges of Preferred Shares Depositary
CubeSmart will pay all charges of the preferred shares depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference shares is entitled to vote, withdrawals of the preferred shares by the holders of depositary receipts or redemption or conversion of the preferred shares, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.
Miscellaneous
Neither CubeSmart nor the preferred shares depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred shares depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither CubeSmart nor the preferred shares depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. CubeSmart and the preferred shares depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.
The preferred shares depositary may resign at any time or be removed by CubeSmart, effective upon the acceptance by its successor of its appointment. If CubeSmart has not appointed a successor preferred shares depositary and the successor depositary has not accepted its appointment within 60 days after the preferred shares depositary delivered a resignation notice to CubeSmart, the preferred shares depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.
The description in the applicable prospectus supplement of any depositary shares CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC if CubeSmart offers s depositary shares. For more information on how you can obtain copies of any depositary share agreement if CubeSmart offers depositary shares, see “Where You Can Find More Information.” CubeSmart urges you to read the applicable depositary share agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
CubeSmart may issue subscription rights to purchase common shares, preferred shares, or depositary shares. CubeSmart may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, CubeSmart may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights CubeSmart may offer will contain the specific terms of the subscription rights. These terms may include the following:
•
the price, if any, for the subscription rights;

•
the exercise price payable for common shares, preferred shares, or depositary shares;

•
the number of subscription rights issued to each security holder;

•
the number and terms of the common shares, preferred shares or depositary shares which may be purchased per each subscription right;

•
the extent to which the subscription rights are transferable;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•
any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by CubeSmart in connection with the offering of subscription rights; and

•
a discussion of any material U.S. federal income tax considerations applicable to the subscription rights.

The description in the applicable prospectus supplement of any subscription rights CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if CubeSmart offers subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if CubeSmart offers subscription rights, see “Where You Can Find More Information.” CubeSmart urges you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
CubeSmart may issue warrants for the purchase of common shares, preferred shares or depositary shares. CubeSmart may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. CubeSmart will issue the warrants under one or more warrant agreements to be entered into between CubeSmart and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that CubeSmart may offer will contain the specific terms of the warrants. These terms may include the following:
•
the title of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount and terms of the securities for which the warrants are exercisable;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of CubeSmart’s common shares, preferred shares and/or depositary shares, as the case may be, at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, CubeSmart will, as soon as possible, forward the common shares, preferred shares and/or depositary shares that the warrant holder has purchased, as the case may be. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, CubeSmart will issue a new warrant certificate for the remaining warrants.
The description in the applicable prospectus supplement of any warrants CubeSmart offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if CubeSmart offers warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF THE DEBT SECURITIES
The following summary sets forth the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The debt securities will be issued by the Operating Partnership under an indenture, as amended or supplemented from time to time, among the Operating Partnership, CubeSmart, as guarantor, and U.S. Bank National Association, as trustee, or such other trustee selected by the Operating Partnership.
The debt securities may be issued from time to time in one or more series. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.
The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under “Where You Can Find More Information.” The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.
All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.
General
The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the board of trustees of CubeSmart as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.
All of the debt securities will be fully and unconditionally guaranteed as to payment of principal and premium, if any, and interest by CubeSmart. The indenture allows certain of our subsidiaries from time to time to become guarantors of specific series of the debt securities.
The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.
Terms
The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:
•
the title of the debt securities;

•
any limit on the aggregate principal amount of the debt securities and whether any additional securities of such series may be issued without consent of the holders;

•
the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

•
the rate or rates, or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the interest payment date or dates and the regular record date for interest payments;

•
the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

•
any modification to the provisions of the indenture relating to satisfaction and discharge of the indenture with respect to the debt securities;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

•
the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, the currency or currency units in which and the terms and conditions upon which the debt securities are required to be redeemed or purchased, in whole or in part, pursuant to that obligation;

•
if other than $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

•
the percentage or other principal amount at which the debt securities will be issued, and if different from the principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable upon acceleration of the maturity of such debt securities;

•
any addition or change to, or deletion from, any event of default or covenant or other provision set forth in the indenture;

•
the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the manner of determining the equivalent thereof in U.S. dollars;

•
if the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which those amounts will be determined;

•
if the debt securities do not bear interest, the applicable dates for delivery by the trustee of a list of the names and addresses of holders of such debt securities;

•
the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

•
whether the debt securities will be issued in whole or in part in the form of a global security, and if a global security is issued, whether such form will be permanent or temporary;

•
whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts;

•
whether the debt securities will be issued in bearer form;

•
any security provided for the debt securities,

•
any other trustee, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities,

•
the terms of conversion or exchange of the debt securities, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed,

•
the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

•
whether the debt securities are entitled to the benefits of the guarantee of any subsidiary guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee, and

•
any other terms of the debt securities not inconsistent with the provisions of the indenture.

The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof or original issue discount securities. The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.
The indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of CubeSmart’s common shares and preferred shares, designed to preserve CubeSmart’s status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Guarantee
CubeSmart will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same will become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.
From time to time, subsidiaries of the Operating Partnership may join as guarantors under the indenture. Such subsidiaries’ guarantees will be limited to the series of debt securities for which they execute notations of guarantee in accordance with the terms of the indenture, and may be released in connection with:
•
the sale, by the Operating Partnership, of the equity interests that it holds in the subsidiary guarantor; and

•
the occurrence of certain conditions described in the supplemental indenture or related documents adopting the series of debt securities which are the subject of the subsidiary’s guarantee.

The obligations of each guarantor, other than CubeSmart, under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Denominations
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Payments
Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States.

All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.
Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture. Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.
Registration and Transfer
Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.
Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the guarantors may at any time designate additional transfer agents with respect to any series of debt securities.
Neither the Operating Partnership nor the trustee will be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption; or

•
register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Merger, Consolidation and Sale
Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:
•
either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture;

•
immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
an officer’s certificate of CubeSmart as general partner of the Operating Partnership and a legal opinion covering compliance with these conditions is delivered to the trustee.

Unless otherwise provided in the applicable prospectus supplement, CubeSmart may consolidate with, or sell, lease or convey all or substantially all its assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled.
Covenants
We will set forth in the applicable prospectus supplement any financial covenants applicable to any issue of debt securities.
Provision of Financial Information
Unless otherwise provided in the applicable prospectus supplement, so long as any debt securities are outstanding, CubeSmart and the Operating Partnership will furnish to the trustee such information, documents and other reports as may be required by the Trust Indenture Act, including filing with the trustee within 15 days information, documents or reports required to be filed by the Issuer with the SEC.
Waiver of Certain Covenants
The Operating Partnership and the guarantors may choose not to comply with any term, provision or condition of certain covenants if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership’s and the guarantors’ obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.
Existence
Unless otherwise provided in the applicable prospectus supplement, except as permitted under “Merger, Consolidation or Sale,” each of the Operating Partnership and the guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any guarantor will be required to preserve any right or franchise if the board of directors of the Operating Partnership, or the board of trustees or analogous body of any subsidiary guarantor, determines that the preservation thereof is no longer necessary or desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
Maintenance of Properties
Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that, subject to the covenant described under “Merger, Consolidation and Sale” above, neither the Operating Partnership nor any guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties at any time.
Payment of Taxes and Other Claims
Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:
•
all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

•
all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.
Payment of Additional Amounts
Unless otherwise provided in the applicable prospectus supplement, each of the Operating Partnership and the guarantors will pay to any holder of debt securities that is a United States Alien such additional amounts as may be required such that every net payment on the debt securities held by such holder, after deduction or withholding on account of any present or future U.S. tax (other than taxes unrelated to the holder’s ownership of the debt securities and certain other taxes), is not less than the amount provided in such debt securities as then due and payable.
Additional Covenants
The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.
Events of Default, Notice and Waiver
Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be “events of default” with respect to any series of debt securities issued under the indenture:
(1)
default for 30 days in the payment of any interest on any debt security of that series;

(2)
default in the payment of any principal of or premium, if any, on any debt security of that series when due;

(3)
default in making any sinking fund payment as required for any debt security of that series;

(4)
default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

(5)
default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the guarantors or any mortgage, indenture or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled within a period of 10 days after the Operating Partnership’s receipt of written notice executed by holders of at least 25% in principal amount of the outstanding debt securities of that series;

(6)
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, CubeSmart, or any of their respective properties;

(7)
except as otherwise permitted in the indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or CubeSmart or any subsidiary guarantor shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

(8)
any other event of default provided with respect to a particular series of debt securities.

Unless otherwise provided in the applicable prospectus supplement, if an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and CubeSmart (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or any guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture. The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders.
The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of reasonable security or indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment.
Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding.
Within 120 days after the end of each fiscal year, the Operating Partnership and CubeSmart must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of CubeSmart, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.
Modification of the Indenture
Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of more than 50% in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:
•
change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

•
reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

•
change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

•
reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

•
modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the guarantors in respect of the due and punctual payments of principal of (or premium, if any) or interest, if any, on or any sinking fund requirements or additional amounts under the guarantees applicable to that debt security; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security.

Modifications and amendments of the indenture may be made by the Operating Partnership, the guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to the Operating Partnership as obligor, or to any of the guarantors under the indenture;

•
to add to the covenants of the Operating Partnership or any of the guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the guarantors in the indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to pledge property to the trustee to secure, or add additional guarantees with respect to, the debt securities;

•
to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

•
to establish the form or terms of debt securities of any series;

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate a merger or consolidation of the Operating Partnership or any Guarantor, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to add to or change or eliminate any provisions of the indenture to the extent necessary or desirable in accordance with any amendments to the Trust Indenture Act or to maintain the qualification of the indenture under the Trust Indenture Act;

•
to cure any ambiguity, defect or inconsistency in the indenture or to make any other provision with respect to matters or questions arising under the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect;

•
to provide for the issuance of any additional debt securities of a series with terms substantially identical to the issued debt securities of that series (which additional debt securities will be treated, together with the already issued debt securities of that series, as a single series of debt securities); or

•
to reflect the release of any guarantor (other than CubeSmart) from the indenture.

The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:
(1)
debt securities owned by the Operating Partnership, any of the guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the guarantors or of that other obligor will be disregarded;

(2)
the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof (or the U.S. dollar equivalent thereof on the date of original issuance, in the case of debt securities denominated in one or more foreign currencies) that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

(3)
the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (2) above); and

(4)
debt securities that have been cancelled or delivered to the trustee for cancellation, or for which payment has been made or the redemption amount has been deposited with the trustee as provided in the indenture, will be disregarded.

The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.
Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

•
there will be no minimum quorum requirement for the meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge; Legal Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.
In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect either:
•
to defease and discharge itself and the guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or legal defeasance; or

•
to release itself and the guarantors from their obligations with respect to those debt securities under “Covenants” or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities, or covenant defeasance;

in either case upon the irrevocable deposit by the Operating Partnership or the guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, based on a certification by officers of the Operating Partnership, to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.
This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.
In the event the Operating Partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to the covenants described under “Covenants” (which would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated

maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the guarantors would remain liable to make payment of those amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.
Subordination
The terms and conditions, if any, upon which the debt securities of any series will be subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.
Book-Entry System and Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.
The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.
The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository, or participants. These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.
None of the Operating Partnership, the guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.
Certain Definitions
The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).
For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.
“Government Obligations” means securities which are:
•
direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government;

•
which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Subsidiary” means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, “Capital Percentage” means, with respect to the interest of CubeSmart, the Operating Partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by CubeSmart, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.
“United States Alien” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
A summary of the material U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Annual Report on Form 10-K, filed with the SEC on February 21, 2020, and incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
Sales by Us
We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the NYSE or on a delayed or continuous basis, in each case, through:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers, including our affiliates;

•
directly to shareholders;

•
through block trades;

•
through a combination of any of these methods of sale; or

•
in any other manner, as provided in the applicable prospectus supplement.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.
For each offering of common shares, preferred shares, depositary shares, subscriptions rights, warrants or debt securities, the prospectus supplement or other offering materials will describe the specific plan, including:
•
the terms of the offering and the specific plan of distribution;

•
the name or names of any underwriters, dealers, agents or direct purchasers;

•
the purchase price of the securities;

•
any delayed delivery arrangements;

•
any commissions paid to agents and any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any other applicable terms of the specific offering.

If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers for whom they may act as agent.
Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the Company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at-the-market” offering.
If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.
If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.
Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus. If we use dealers in the sale, we will sell securities to those dealers as principals. The dealers may then resell the securities to the public at any market price or other prices to be determined by the dealers at the time of resale. If we use agents in the sale, unless we inform you otherwise in the prospectus supplement or other applicable offering materials, they will use their reasonable best efforts to solicit purchasers for the period of their appointment. If we sell directly, no underwriters or agents would be involved. In the prospectus supplement or other applicable offering materials, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. We are not making an offer of securities in any state that does not permit such an offer.
If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.
Sales by Selling Securityholders
The selling securityholders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling securityholders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling securityholders” in this prospectus. The selling securityholders may sell the securities by one or more of the following methods, without limitation:
•
block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•
an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•
ordinary brokerage transactions and transactions in which the broker solicits purchases;

•
an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•
privately negotiated transactions, directly or through agents;

•
short sales;

•
through the writing of options on the securities, whether or the options are listed on an options exchange;

•
through the distribution of the securities by any security holders to its partners, members or stockholders;

•
one or more underwritten offerings;

•
agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•
any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling securityholders may also transfer the securities by gift.
The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
We may agree to indemnify the selling securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify us, the other selling securityholders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.
We will not receive any proceeds from sales of any securities by the selling securityholders.
We cannot assure you that the selling securityholders will sell all or any portion of the securities offered.
We will supply the selling securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:
•
the aggregate number of securities to be sold;

•
the purchase price;

•
the public offering price;

•
if applicable, the names of any underwriter, agent or broker-dealer; and

•
any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS
Unless otherwise set forth in a prospectus supplement, the validity of the securities offered and certain tax matters will be passed upon for us by Pepper Hamilton LLP.
EXPERTS
The consolidated financial statements and financial statement schedules of CubeSmart and CubeSmart, L.P. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2019 consolidated financial statements refer to a change in method of accounting for leases.

$450,000,000
CUBESMART, L.P.
2.000% Senior Notes due 2031
Fully and Unconditionally Guaranteed by CubeSmart

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Wells Fargo Securities	Barclays	Jefferies
Senior Co-Managers
BofA Securities	Regions Securities LLC	US Bancorp
Co-Managers
BMO Capital Markets	Stifel	Truist Securities, Inc.
September 29, 2020